Exhibit 32.2
Certification of United Airlines, Inc.
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

Each undersigned officer certifies that to the best of his knowledge based on a review of the quarterly report on Form 10-Q for the quarterly period ended June 30, 2020 of United Airlines, Inc. (the "Report"):

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of United Airlines, Inc.
Date: July 22, 2020

/s/ Scott Kirby
Scott Kirby
Chief Executive Officer

/s/ Gerald Laderman
Gerald Laderman
Executive Vice President and Chief Financial Officer